EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES TENDER OFFER AND CONSENT
SOLICITATION FOR OUTSTANDING 9.375% SENIOR NOTES DUE 2012

Richmond, Virginia, March 22, 2010 – James River Coal Company (NASDAQ: JRCC) (“James River” or the “Company”) announced today that it has commenced a cash tender offer for its outstanding 9.375% Senior Notes due 2012 (the “Notes”) (CUSIP No. 470355AA6) and a related consent solicitation to amend the indenture governing the Notes. The tender offer and the consent solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 22, 2011 (the “Offer to Purchase”) and the related letter of transmittal and consent. Holders who validly tender and do not validly withdraw their Notes will be deemed to have validly consented to the proposed amendments to the indenture.

The tender offer will expire at 12:00 midnight, New York City time, on April 18, 2011, unless extended or earlier terminated by the Company in its sole discretion (the “Expiration Time”). In order to be eligible to receive the total consideration (as defined below) for tendered Notes, holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on April 4, 2011, unless extended or earlier terminated by James River in its sole discretion (the “Consent Deadline”).

The tender offer and the consent solicitation are subject to the satisfaction of certain conditions set forth in the Offer to Purchase, including the conditions that (1) the Company shall have received, at or prior to the Consent Deadline, consents that have been validly delivered and not validly revoked in respect of a majority in aggregate principal amount of the outstanding Notes not owned by the Company or its affiliates, (2)  the closing of James River’s recently announced agreement to acquire International Resource Partners LP and its subsidiaries (the “IRP Transaction”), and (3) the receipt by the Company of proceeds from financings sufficient to repurchase the Notes and effect the closing of the IRP Transaction. The Company expects to use a portion of the net proceeds from certain financing transactions to pay for all of the Notes it purchases in the tender offer and related expenses.

The total consideration to be paid for Notes that are validly tendered and not validly withdrawn at or prior to the Consent Deadline will be equal to $1,015 for each $1,000 in principal amount of Notes, plus accrued and unpaid interest on such principal amount of Notes to, but not including, the date of payment for the Notes accepted for purchase.

The total consideration set forth above includes a consent payment of $10 for each $1,000 in principal amount of the Notes to holders who validly tender and do not validly withdraw their Notes and provide their consents to the proposed amendments to the indenture governing the Notes at or prior to the Consent Deadline. Holders of Notes validly tendered after the Consent Deadline but at or prior to the Expiration Time will not receive a consent payment. The tender offer consideration for each $1,000 principal amount of the Notes validly tendered after the Consent Deadline and at or prior to the Expiration Time and accepted for purchase will be $1,005. Notes validly tendered at or prior to the Consent Deadline may be validly withdrawn and the related consents may be validly revoked at any time at or prior to the Consent Deadline. Tendered Notes and delivered consents may not be validly withdrawn or validly revoked after the Consent Deadline.

The proposed amendments to the indenture governing the Notes would eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the indenture and the Notes. Holders may not validly deliver consents to the proposed amendments without validly tendering their Notes in the tender offer, and holders may not validly revoke their consents to the proposed amendments without validly withdrawing their previously tendered Notes from the tender offer.

The Company has engaged Deutsche Bank Securities Inc. and UBS Investment Bank as Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should contact Deutsche Bank Securities Inc. collect at (212) 250-6429, or UBS Investment Bank collect at (203) 719-4210 or toll free at (888) 719-4210.  Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the tender offer and the consent solicitation, at (212) 269-5550 (for banks and brokers) or toll free at (800) 549-6697 (for noteholders).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and the consent solicitation are being made pursuant to the tender offer and the consent solicitation documents, including the Offer to Purchase that the Company is distributing to holders of Notes. The tender offer and the consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About James River

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS:  Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future contract mine production, costs market improvements, and industry demand.  These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; the effects of litigation, regulation, permits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.